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                                  EXHIBIT 11




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Davis International Series, Inc. and to the inclusion of our report dated November 11, 1997 to the Shareholders and Board of Directors of Davis International Series, Inc.


                                               /s/ Tait, Weller & Baker
                                            -------------------------------
                                                   Tait, Weller & Baker

Philadelphia, Pennsylvania
January 29, 1998